Exhibit 99.1

SouthWest Water Company Granted Extension from Bank Syndicate for Reporting 2009 Financial Results

Company to File Third Quarter 2008 Form 10-Q Today

LOS ANGELES--(BUSINESS WIRE)--August 3, 2009--SouthWest Water Company (NASDAQ:SWWC), a leading provider of water, wastewater and public works services, said that it has completed an amendment to its credit facility with its banking syndicate to gain the additional time needed to file its quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009. The amendment grants the company until August 28, 2009 to submit its 2009 first quarter results and September 18, 2009 to submit its second quarter results.

The company also announced that it will file its quarterly report on Form 10-Q for the quarter ended September 30, 2008 with the Securities and Exchange Commission today.

About SouthWest Water Company

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; and customer service. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in 9 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

CONTACT:
SouthWest Water Company
DeLise Keim
VP Communications
(213) 929-1846
www.swwc.com